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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS'

We consent to the incorporation by reference in the Registration Statements on Form S-3 and on Form S-8 of CROSSWALK.COM, INC. and Subsidiary of our report dated February 16, 1999, which appears on Form 10-K for the year ended December 31, 1999.

Hoffman, Morrison & Fitzgerald, P.C.
McLean, Virginia
March 30, 2000